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                                                   EXHIBIT 5

                      POWER OF ATTORNEY



          The undersigned, GIOVANNI AGNELLI e C. S.a.a., an Italian limited partnership represented by shares organized under the laws of Italy, by its representatives thereto duly authorized, hereby constitutes and appoints Ernest Rubenstein, Peter J. Rothenberg and Richard S. Borisoff of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, and each of them, severally, with full power of substitution, its true and lawful attorneys-in-fact and agents, in any and all capacities, with full power and authority to act in its name and place on its behalf with respect to all matters relating to or in connection with the acquisition, ownership and sale or other disposition by EXOR GROUP S.A., a Luxembourg corporation, or any of its existing or future affiliates of direct or indirect interests in any entity (incorporated or unincorporated) or in any assets or properties (tangible or intangible) of any such entity, and to take all actions and execute and deliver all instruments and documents incidental or ancillary thereto, including, but not limited to, the certificates, notices or agreements necessary or appropriate to be executed in connection therewith and any reports to be filed with the United States Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16 of Securities Exchange Act of 1934, as amended, and to file any such other reports, documents and certificates with any state, local or other agencies and instrumentalities and other persons with which such other reports, documents or certificates are required to be filed or delivered, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or other substitutes, may lawfully do or cause to be done.


                              GIOVANNI AGNELLI e C. S.a.a.


                           By: /S/ Giovanni Agnelli
                              ----------------------------
                              Name:  Giovanni Agnelli
                              Title: General Partner

Date:  December 15, 1995